Exhibit 10.1


                           STOCK REPURCHASE AGREEMENT

         This STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of
                                                ---------
January 19, 2006, by and between GP STRATEGIES CORPORATION, a Delaware corporation ("GPX"), and EGI-FUND (02-04) INVESTORS, L.L.C., a Delaware limited liability company ("EGI").

         WHEREAS, EGI owns 1,090,000 shares of GPX's Common Stock, par value $0.01 per share ("Common Stock"), and 300,000 shares of GPX's Class B Capital Stock, par value $0.01 per share ("Class B Stock" and together with Common Stock, the "Shares");

         WHEREAS, GPX believes it would be in the best interests of GPX and its stockholders if GPX were to restructure its capital structure into only one class of common stock by repurchasing and/or exchanging upon satisfactory terms and conditions and thereby retiring all of the outstanding shares of Class B Stock owned by EGI and the other holders thereof;

         WHEREAS, GPX therefore approached EGI to determine whether EGI would sell the Class B Stock to GPX;

         WHEREAS, EGI expressed its willingness to sell the Class B Stock to GPX provided GPX also purchased from EGI all of the Common Stock;

         WHEREAS, in connection with the foregoing, a Special Committee of the GPX Board of Directors (the "Special Committee") was formed that excluded, among others, Scott R. Peppet ("Peppet") and EGI's director designee Matthew Zell ("Zell");

         WHEREAS, the Special Committee and EGI have negotiated on an arms-length basis for the sale and purchase of the Shares upon the terms and conditions herein provided, and the Special Committee has determined that such terms and conditions are in the best interests of GPX and its stockholders;

         WHEREAS, EGI desires to sell to GPX, and GPX desires to purchase from EGI, all of the Shares upon the terms and conditions herein provided;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Purchase of Shares.

1.1 Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, EGI agrees to sell to GPX, and GPX agrees to purchase from EGI, (a) the 1,090,000 shares of Common Stock owned by EGI for a price per share equal to $6.80; and (b) the 300,000 shares of Class B Stock


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owned by EGI for a price per share equal to $8.30. The aggregate purchase price for the Shares to be paid by GPX to EGI shall be $9,902,000 ("Purchase Price"). Following the sale by EGI to GPX, EGI will no longer own any shares of Common Stock or Class B Stock.

1.2 The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, at 10:00 A.M., local time on the date hereof.

1.3 At the Closing, EGI shall deliver to GPX the certificate or certificates representing the Shares, accompanied by a stock power endorsed in blank.

1.4 At the Closing, GPX shall pay an amount equal to the Purchase Price, by wire transfer of immediately available funds, to an account of EGI previously furnished to GPX.

2. Representations and Warranties of EGI. EGI hereby represents and warrants to, and agrees with GPX, that:

2.1 Existence and Power. EGI has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

2.2 Authority. The execution and delivery of this Agreement by EGI, the consummation by EGI of each of the transactions and the performance by EGI of each of its obligations contemplated hereby have been duly and properly authorized by all necessary action on the part of EGI. This Agreement has been duly executed and delivered by EGI and constitutes the valid and legally binding obligation of EGI, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Ownership of the Shares. EGI is the record and beneficial owner of the Shares, and owns the Shares free and clear of any lien and any other limitation or restriction, and will transfer and deliver to GPX at the Closing valid title to the Shares, free and clear of any lien and any such other limitation or restriction.

2.4 No Conflicts and Consents. The execution and delivery of this Agreement by EGI and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not (a) conflict with or violate (whether with or without notice or a lapse of time or both) its organizational documents or any agreement to which it is a party or any law or order applicable to it; or (b) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended). In this Agreement, "Governmental Entity" shall mean any court, administrative agency, commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.



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2.5 Due Diligence; Access to Information. EGI has the knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the sale of the Shares. EGI has been afforded adequate opportunity (i) to perform due diligence and ask such questions as EGI has deemed necessary of, and to receive answers from, representatives of the Company concerning the operations and prospects of the Company; (ii) to obtain such additional information that the Company possesses or can acquire that EGI deems necessary or appropriate to receive to form a decision on whether to sell the Shares and enter into this Agreement; and (iii) to investigate and appraise the fair market value of the Company and the Shares.

2.6 Independent Transaction. The decision by EGI to enter into this Agreement and to sell the Shares contemplated hereby has been made independent of the transactions described under subsections (a), (b) and (c) of Section 4.1 hereof.

3. Representations and Warranties of GPX. GPX hereby represents and warrants to, and agrees with EGI, that:

3.1 Existence and Power. GPX has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

3.2 Authority. The execution and delivery of this Agreement by GPX, the consummation by GPX of each of the transactions and the performance by GPX of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of GPX. This Agreement has been duly executed and delivered by GPX and constitutes the valid and legally binding obligation of GPX, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 No Conflict or Consents. The execution and delivery of this Agreement by GPX and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not (a) conflict with or violate (whether with or without notice or a lapse of time or both) its organizational documents or any agreement to which it is a party or any law or order applicable to it; or
(b) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended).

4. Conditions to Closing. The respective obligations of GPX and EGI hereunder are subject to the accuracy of the representations and warranties contained herein, and to each of the following additional terms and conditions:

4.1 Concurrent Transactions. At the Closing, (a) Bedford Oak Partners, L.P. ("Bedford") shall have executed and delivered a Stock Repurchase Agreement,


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dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by Bedford with respect to the sale by Bedford to GPX of all of Bedford's shares of Class B Stock and all but 1,100,000 shares of Bedford's Common Stock, at prices per share no greater than the prices per share specified in Section 1.1 hereof; (b) Jerome I. Feldman ("Feldman") shall have executed and delivered a Stock Exchange Agreement, dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by Feldman with respect to the exchange by Feldman of all his shares of Class B Stock at a rate of one share of Class B Stock for one share of Common Stock; and (c) Martin
M. Pollak ("Pollak") shall have executed and delivered a Stock Exchange Agreement, dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by Pollak with respect to the exchange by Pollak of all his shares of Class B Stock at a rate of one share of Class B Stock for one share of Common Stock. Taken together, this Agreement and the agreements described in (a), (b) and (c) of this subsection shall have the effect of eliminating all outstanding shares of Class B Stock.

4.2 Board of Directors Resignations. At the Closing, EGI shall cause to be delivered the resignations of Messrs. Peppet and Zell, each a member of the Board of Directors of GPX. The resignations of Messrs. Peppet and Zell shall be effective immediately upon delivery, but shall not affect in any way the rights and privileges of each existing through the Closing.

5. Miscellaneous.

5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         If to GPX, to:    GP Strategies Corporation
                           777 Westchester Avenue
                           White Plains, New York  10604
                           Attn: Andrea Kantor, Executive Vice President and General Counsel
                           Fax: (914) 249-9745

         If to EGI, to:    EGI-Fund (02-04) Investors, L.L.C.
                           Two North Riverside Plaza, Suite 600
                           Chicago, Illinois  60606
                           Attn: Donald J. Liebentritt
                           Fax: (312) 454-0335

                           With a copy to:

                           Equity Group Investments, LLC
                           Two North Riverside Plaza, Suite 600
                           Chicago, Illinois  60606
                           Attn: Joseph Paolucci, Esq.
                           Fax: (312) 454-0335

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All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof. By notice given in accordance with this Section 5.1 to the other party, any party may change its address for the receipt of notices under this Agreement.

5.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.3 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing any further action is necessary or desirable for GPX to purchase the Shares from EGI or otherwise to carry out the purposes of this Agreement, the parties shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such purchase and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

5.4 Expenses. Each of GPX and EGI shall pay its own expenses incurred in connection with the transactions contemplated hereby.

5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without reference to its conflict of laws principles.

5.7 Public Announcements. Each party agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior consent of the other party.

5.8 Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile


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signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


                                 GP STRATEGIES CORPORATION


                                 Name:     Andrea D. Kantor
                                 Title:    Executive Vice President and
                                           General  Counsel


                                EGI-FUND (02-04) INVESTORS, L.L.C.


                                Name:     Donald J. Liebentritt
                                Title:    Vice President





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